SBL LOGO
   THE SECURITY BENEFIT
   GROUP OF COMPANIES
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   SECURITY BENEFIT LIFE INSURANCE COMPANY
   SECURITY BENEFIT GROUP, INC.
   SECURITY DISTRIBUTORS, INC.                         700 SW HARRISON ST.
   SECURITY MANAGEMENT COMPANY, LLC                    TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                      COMMISSION ELECTION FORM

                                                     SecureHorizon Mutual Fund
                                                        Retail Retirement Plan

Relationship Manager

Dealer Name:

Representative Name:

Client Name:

Retirement Plan Name:

COMMISSIONS:  This  Commission  Election Form applies to the sale of mutual fund shares in the SecureHorizons Retail Retirement Plan referenced above. Select the box that  applies  to the sale of this  Retirement  Plan only.  Return  with the
Employer Adoption Agreement materials.

COMMISSION OPTION 1

                  YEAR 1          2           3      4     5      6      7      8     9
    --------------------------------------------------------------------------------------
    COMMISSIONS     5%            4%          3%    2%     1%     1%     1%     1%    1%
[_] TRAIL                   .25 (13 month)   0.25  0.25   0.25   0.25   0.25  0.25   0.25
    SHARES          C             C           C      C     C      C      C      C     A*
    --------------------------------------------------------------------------------------

                                       OR

COMMISSION OPTION 2

                  YEAR 1         2            3      4     5      6      7      8     9
    -------------------------------------------------------------------------------------
    COMMISSIONS    6%            4%           2%    1%     1%     1%     1%    1%     1%
[_] TRAIL                  .25 (13 month)    0.25  0.25   0.25   0.25   0.25  0.25   0.25
    SHARES         C             C            C     C      C      C      C     C     A*
    -------------------------------------------------------------------------------------

*Purchases will be made in C shares.  After the end of the eighth year, the Plan will be transferred  to A shares at NAV if Plan assets are at least  $1,000,000.
If the Plan does not obtain  $1,000,000 in assets by the end of the eighth year, the Plan must remain in C shares  until the minimum  asset  threshold is met. If the Plan assets are  $1,000,000  or greater prior to the end of the eighth year, then the Plan must stay in C shares until the end of the eighth year.

COMMISSION OPTION 3

                  YEAR 1         2            3      4     5      6      7
    --------------------------------------------------------------------------
    COMMISSIONS    4%            3%           2%    1%     1%     1%     1%
[_] TRAIL                  .25 (13 month)    0.25  0.25   0.25   0.25   0.25
    SHARES         C             C            C      C     C      C      A*
    --------------------------------------------------------------------------

*Purchases  will be made in C shares.  After the end of the sixth year, the Plan will be transferred  to A shares at NAV if Plan assets are at least  $1,000,000.
If the Plan does not obtain  $1,000,000  in assets by the end of the sixth year, the Plan must remain in C shares  until the minimum  asset  threshold is met. If the Plan assets are  $1,000,000  or greater  prior to the end of the sixth year, then the Plan must stay in C shares until the end of the sixth year

COMMISSION OPTION 4

                  YEAR 1         2            3     4      5      6
    -------------------------------------------------------------------
    COMMISSIONS    3%            2%          1%     1%     1%     1%
[_] TRAIL                  0.25(13 month)   0.25   0.25   0.25   0.25
    SHARES         C             C            C     C      C      A*
    -------------------------------------------------------------------

*Purchases  will be made in C shares.  After the end of the fifth year, the Plan will be transferred  to A shares at NAV if Plan assets are at least  $1,000,000.
If the Plan does not obtain  $1,000,000  in assets by the end of the fifth year, the Plan must remain in C shares  until the minimum  asset  threshold is met. If the Plan assets are  $1,000,000  or greater  prior to the end of the fifth year, then the Plan must stay in C shares until the end of the fifth year

COMMISSION OPTION 5

                      YEAR 1           2             3        4
    --------------------------------------------------------------
    COMMISSIONS         2%             1%            1%       1%
[_] TRAIL                       0.25 (13 month)     0.25     0.25
    SHARES              C              C             C        A*
    --------------------------------------------------------------

*Purchases  will be made in C shares.  After the end of the third year, the Plan will be transferred  to A shares at NAV if Plan assets are at least  $1,000,000.
If the Plan does not obtain  $1,000,000  in assets by the end of the third year, the Plan must remain in C shares  until the minimum  asset  threshold is met. If the Plan assets are  $1,000,000  or greater  prior to the end of the third year, then the Plan must stay in C shares until the end of the third year

COMMISSION OPTION 6

                      YEAR 1          2               3
    ----------------------------------------------------------
    COMMISSIONS         1%            1%              1%
[_] TRAIL                      0.25 (13 month)       0.25
    SHARES              A*            A*              A*
    ----------------------------------------------------------

*Purchases  will be made in A shares at NAV.  Assets must be $1,000,000 or above and average account balance for  participants in the Plan must be $10,000 at the time of purchase.

*No  Commission  will be paid on Purchase  Payments  made that are less than the minimum specified in the prospectus.

DEALER                                  REPRESENTATIVE

By:                                     By:
          -------------------------                 ----------------------------

Title:                                  Date:
          -------------------------                 ----------------------------

Date:
          -------------------------

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9495 (R7-00)                                                         32-94951-00